UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

August 15, 2024
Date of Report (Date of earliest event reported)

Southside Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Texas	000-12247	75-1848732
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 S. Beckham Avenue,	Tyler,	TX	75701
(Address of Principal Executive Offices)			(Zip Code)

Registrant's telephone number, including area code: (903) 531-7111

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $1.25 par value	SBSI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2024, the Board of Directors (the “Board”) of Southside Bancshares, Inc. (the “Company”) appointed April Pinkley, Executive Vice President and Controller of the Company and Southside Bank (“Southside”), a subsidiary of the Company, to serve as the Company’s Chief Accounting Officer. The Board of Directors of Southside also appointed Ms. Pinkley to serve as Chief Accounting Officer of Southside.

Ms. Pinkley, 54, a Certified Public Accountant, joined Southside in 2002 and has served as Controller of the Company since 2010, as an Executive Vice President since 2023 and as Vice President and Assistant Controller from 2003 to 2010. Ms. Pinkley earned a bachelor of business administration (“BBA”) degree in accounting from the University of Texas at Tyler (“UT Tyler”) and has over 20 years of banking experience. Ms. Pinkley is a member of the American Institute of Certified Public Accountants (“AICPA”), the Texas Society of Certified Public Accountants (“TXCPA”) and the East Texas Chapter of the TXCPA. She previously served on the Finance Committee of the United Way of East Texas and the board of The Rock of Living Water Ministry.

In addition, on August 15, 2024, the Board appointed Suni Davis, Chief Risk Officer of the Company and Southside to serve as the Company's Chief Treasury Officer effective September 1, 2024. The Board of Directors of Southside also appointed Ms. Davis to serve as Chief Treasury Officer of Southside.

Ms. Davis, 48, a Certified Public Accountant, joined Southside in 1999 and has served as Chief Risk Officer of the Company since 2016 and previously served as Senior Vice President and Investment Officer from 2012 to 2016. Ms. Davis obtained BBA degrees in Finance and Accounting from UT Tyler, has 25 years of banking experience and holds a Certified Enterprise Risk Professional certification from the American Bankers Association (“ABA”). Ms. Davis is a member of the AICPA, the TXCPA and the East Texas Chapter of the TXCPA. She previously served on the ABA Risk Management School Board of Advisors.

In addition, on August 15, 2024, the Board appointed Anne Martinez, Executive Vice President and Senior Loan Review Officer of the Company to serve as the Company's Chief Risk Officer effective September 1, 2024. The Board of Directors of Southside also appointed Ms. Martinez to serve as Chief Risk Officer of Southside.

Ms. Martinez, 49, joined Southside in 1999 and has served as Executive Vice President and Senior Loan Review Officer of the Company since 2012 and previously served in several roles with Southside including: Loan Review Officer, Risk Analyst, Municipal Analyst and Credit Analyst. Ms. Martinez obtained a BBA degree in Finance and Accounting from Texas A&M University and has over 25 years of banking and credit experience. She currently serves on Moody's Community Banking Advisory Board and as Vice Chairman of the Texas A&M University Commercial Banking Program Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southside Bancshares, Inc.

Date: August 15, 2024	By:	/s/ JULIE N. SHAMBURGER
Julie N. Shamburger, CPA
Chief Financial Officer
(Principal Financial Officer)